UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2012, EXCO Resources, Inc. (“EXCO”) entered into that certain Seventh Amendment to Credit Agreement by and among EXCO, as borrower, certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the lenders named therein (the “Seventh Amendment”). The Seventh Amendment reduced the borrowing base under EXCO’s existing credit agreement (the “Credit Agreement”) from $1.4 billion to $1.3 billion. In addition, if EXCO or any of its restricted subsidiaries dispose of any oil and natural gas properties or any other material assets, the mandatory asset sale procedures contained in the sixth amendment to the Credit Agreement that required EXCO to reduce indebtedness by up to $200 million no longer apply.

The Seventh Amendment also amended the Credit Agreement to permit EXCO or its subsidiaries to form a new master limited partnership (the “MLP”) and to contribute certain working interests in its conventional, onshore oil and natural gas exploration and production operations in the Canyon Sand formation in the Permian Basin and in the Cotton Valley sand formation in the East Texas/North Louisiana area to a wholly owned subsidiary of the MLP (the “MLP Transaction”). Under the Seventh Amendment, the MLP and a wholly owned subsidiary are permitted to be formed, subject to (i) EXCO’s receipt of 25.5% of the outstanding limited partnership interests in the MLP, (ii) EXCO’s receipt of 50% of the outstanding general partnership interests in the MLP, (iii) EXCO’s receipt of not less than $500.0 million in net cash proceeds upon consummation of the MLP Transaction, (iv) the contribution by the joint venture partner of at least $305.0 million in cash in exchange for (A) 74.5% of the outstanding limited partnership interests in the MLP and (B) 50% of the outstanding general partnership interests in the MLP, (v) the consummation of the MLP Transaction on or before April 1, 2013 and (vi) EXCO’s equity interests in the MLP being pledged as collateral under the Credit Agreement.

The net cash proceeds from the MLP Transaction will be used to prepay outstanding loans under the Credit Agreement. The borrowing base under the Credit Agreement will be reduced from $1.3 billion to $900 million following the consummation of the MLP Transaction until the earlier of the next redetermination date or the date the borrowing base is otherwise reduced pursuant to the terms of the Credit Agreement.

The foregoing description of the Seventh Amendment is not complete and is qualified in its entirety by the Seventh Amendment, which is filed herewith and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Seventh Amendment to Credit Agreement, dated as of October 30, 2012, by and among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: November 5, 2012	By:	/s/ J. Douglas Ramsey, Ph.D.
Name: J. Douglas Ramsey, Ph.D.
Title: Vice President – Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Seventh Amendment to Credit Agreement, dated as of October 30, 2012, by and among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

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